UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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GMH COMMUNITIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2008

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

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Item 2.01	Completion of Acquisition or Disposition of Assets

On April 30, 2008, GMH Communities Trust (“GMH” or the “Company”) completed its sale of the Company’s military housing division pursuant to the previously announced Securities Purchase Agreement, dated as of February 11, 2008, with GMH Communities, LP, a Delaware limited partnership (the “GMH Operating Partnership”), Balfour Beatty, Inc., a Delaware corporation (“BB”) and, solely for purposes of Article 8 therein, Balfour Beatty plc, a company organized under the laws of England and Wales.

The disposition of the military housing division was completed through the sale to Balfour Beatty Communities, LLC, a wholly-owned subsidiary of BB, of all of the issued and outstanding capital stock and limited liability company interests of GMH Communities TRS, Inc., GMH Military Housing Investments LLC and GMH AF Housing Construction LLC for $350.5 million in cash (the “Military Housing Sale”).  GMH used approximately $62.1 million of the sales proceeds from this transaction to repay indebtedness under its existing note facility.

GMH’s Board of Trustees has declared an initial special distribution of $3.10 per share/unit to the holders of its common shares and unitholders of the GMH Operating Partnership, which represents a substantial portion of the proceeds from the Military Housing Sale.   This distribution will be payable on May 15, 2008 to shareholders and unitholders of record as of the close of business on May 10, 2008.  The initial distribution will total approximately $221.1 million in the aggregate.  The remainder of the proceeds from the transaction will be retained by GMH as a reserve fund, pending the closing of GMH’s proposed merger with American Campus Communities, Inc. (“ACC”).  The merger is currently anticipated to occur during the second quarter of 2008, subject to the approval of the Company’s shareholders and assuming that the other conditions in the merger agreement are satisfied or waived. It is currently anticipated that there will be an additional distribution to shareholders and unitholders of approximately $0.98 per share/unit payable immediately prior to the proposed merger with ACC, which will be comprised of any remaining proceeds from the Military Housing Sale.

The Company announced the completion of the Military Housing Sale in a press release dated April 30, 2008, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On April 30, 2008, in connection with the Military Housing Sale, Bruce F. Robinson resigned as President of the Company’s Military Housing Division and from any other positions he holds with the Company, other than as a trustee of the Company.  Such resignations were effective upon consummation of the Military Housing Sale.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements for the year ended December 31, 2007 was derived from the Company’s audited financial statements.

The unaudited pro forma consolidated balance sheet and statement of operations as of and for the year then ended December 31, 2007 are presented as if the sale of the Company’s military housing division occurred on January 1, 2007.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical financial statements, including the notes thereto. The unaudited pro forma consolidated financial statements do not purport to represent the financial position and results of operations that would have actually occurred if the military division had been sold on January 1, 2007, nor do they purport to project the financial position or results of operations of GMH Communities Trust for any future period.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2007

(dollars in thousands, except number of shares and per share amounts)

	(A) GMH Communities Trust	(B) Military Housing Segment Disposition	Pro Forma Adjustments		The Company Post Military
Revenue

Rent and other income	$188,889	$—	$—		$188,889
Expense reimbursement
Related party	86,860	85,122	—		1,738
Third party	8,942	—	—		8,942
Management fees:
Related party	11,429	10,751	—		678
Third party	2,877	—	—		2,877
Other fee — related party	32,790	30,333	—		2,457
Other income	735	52	—		683
Total revenue	332,522	126,258	—		206,264

Expenses

Property operating expenses	90,684	9,447	—		81,237
Reimbursed expenses	95,802	85,122	—		10,680
Real estate taxes	17,773	—	—		17,773
Administrative expenses	17,410	918	—		16,492
Audit Committee and Special Committee expenses	1,844	—	—		1,844
Depreciation and amortization	44,679	611	—		44,068
Interest	61,816	—	—		61,816
Total operating expenses	330,008	96,098	—		233,910

Gain on sale to joint venture and land sales	24,341	—	—		24,341

(Loss) income before equity in earning of unconsolidated entities, income taxes and minority interest unconsolidated	26,855	30,160	—		(3,305)
Equity in earnings of unconsolidated entities	4,524	4,864	—		(340)
(Loss) income before income taxes and minority interest	31,379	35,024	—		(3,645)
Income taxes	7,616	7,318	—		298
(Loss) income before minority interest	23,763	27,706	—		(3,943)
Minority interest (income) loss attributable to continuing operations	(10,252)	—	11,941	(C)	1,689
Income (loss) from continuing operations	$13,511	$27,706	$11,941		$(2,254)

Earnings (loss) per common share - basic	$0.33				$(0.05)
Earnings (loss) per common share - diluted	$0.33				$(0.05)
Weighted average share outstanding during the period
Basic	41,533,616				41,533,616
Diluted	72,508,608				72,508,608

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2007

(dollars in thousands, except number of shares and per share amounts)

	The Company Historical	Military Housing Segment Disposition	The Company Pro Forma
Assets

Real Estate Investments
Operating properties	$1,419,894	$—	$1,419,894
Accumulated Depreciation	95,830	—	95,830
Real Estate Investments, Net	1,324,064	—	1,324,064

Corporate Assets
Corporate Assets	10,142	91	10,051
Accumulated Depreciation	1,582	69	1,513
Corporate Assets, Net	8,560	22	8,538

Cash and Cash Equivalents	15,727	—	15,727
Restricted Cash	20,816	20	20,796
Accounts Receivable — related party	23,288	22,130	1,158
Accounts Receivable — third party	4,824	2	4,822
Investments in Military Joint Venture	70,264	70,264	—
Investments in Student Housing Joint Ventures	1,284	—	1,284
Deposits	629	—	629
Deferred Contract Costs	1,883	1,882	1
Deferred Financing Costs, Net	4,338	—	4,338
Lease Intangibles, Net	40	—	40
Other Assets	13,129	1,499	11,630
Total assets	$1,488,846	$95,819	$1.393,027

Liabilities and Beneficiaries’ Equity

Notes Payable	$961,531	—	$961,531
Line of Credit	53,605	—	53,605
Accounts Payable	10,263	8,664	1,599
Accrued Expenses	30,448	1,837	28,611
Dividnds & Distributions Payable	11,759	—	11,759
Other Liabilities	17,738	6,190	11,548
Total Liabilities	1,085,344	16,691	1,068,653

Minority Interest	136,422	—	136,422
Commitments and Contingencies	—	—	—

Beneficiaries’ Equity

Common Shares of beneficial interest, $0.01 par value: 500,000 shares authorized and 41,621,594 issued and outstanding at December 31, 2007	42	—	42

Preferred shares — 100,000,000 shares authorized, no shares issued or outstanding	—	—	—

Additional Paid in Capital	331,155	27,155	304,000
Accumulated Earnings	32,755	48,274	(15,519)
Accumulated distribution	(96,872)	3,699	(100,571)
	267,080	79,128	187,952
Total liabilities and beneficiaries’ equity	$1,488,846	$95,819	$1,393,027

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.                                       Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007.

(A)                              Represents the historical consolidated statement of operations of GMH Communities Trust for the year ended December 31, 2007.

(B)                                Represents the historical revenues and expenses of the Company’s military housing division from January 1, 2007, including the direct salaries of military housing accountants that are included in administrative salaries.

(C)                                Represents minority interest allocable to holders of limited partnership units in GMH Communities, LP, the Company’s operating partnership.  The weighted average minority interest percentage was 43.1% for the year ended December 31, 2007.

2.                                       Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2007.

(A)                              Represents the historical consolidated balance sheet of GMH Communities Trust as of December 31, 2007.

(B)                                Represents the historical balance sheet of the Company’s military housing division as of December 31, 2007.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2008
GMH COMMUNITIES TRUST

	By:	/s/ J. Patrick O’Grady
Name: J. Patrick O’Grady
Title: EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

2.1

Securities Purchase Agreement, dated as of February 11, 2008, by and among GMH Communities Trust, GMH Communities, Inc., Balfour Beatty, Inc. and, solely for purposes of Article 8 therein, Balfour Beatty plc (Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2008.)

99.1	Press Release, dated April 30, 2008